Exhibit 3.29

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

FOSTER WHEELER US HOLDINGS, INC.

(a Delaware corporation)

It is hereby certified that:

1.  The name of the corporation (hereinafter called the “Corporation”) is FOSTER WHEELER US HOLDINGS, INC.

2.  The Certificate of Incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

“FIRST: The name of the Corporation is

FOSTER WHEELER INC.”

3.  The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on May 31, 2001.

/s/ Lisa Fries Gardner
Lisa Fries Gardner
Vice President and Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/14/2001
010125299 – 3368233

CERTIFICATE OF INCORPORATION

OF

FOSTER WHEELER US HOLDINGS, INC.

I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, do hereby certify as follows:

FIRST:	The name of the Corporation is
FOSTER WHEELER US HOLDINGS, INC.

SECOND: The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808.  The name of its registered agent in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

FOURTH: The total authorized capital stock of the Corporation shall be 1,000 shares of Common Stock, all of which are without par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Mailing Address

John A. Doyle, Jr.	Perryville Corporate Park
Clinton, New Jersey 08809

SIXTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law.  The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws.  Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

SEVENTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation’s stockholders.

EIGHTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.

1.  A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors.  Neither the modification or repeal of this paragraph 1 of Article EIGHTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

2.  The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation’s By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation’s By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken.  Neither the modification or repeal of this paragraph 2 of Article EIGHTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

NINTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of March, 2001.

/s/ John A. Doyle Jr.
John A. Doyle, Jr.
Incorporator